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                                                                  Exhibit 3.2

                       XIONICS DOCUMENT TECHNOLOGIES, INC.
                          AMENDED AND RESTATED BY-LAWS



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                              AMENDED AND RESTATED
                              --------------------
                                   BY-LAWS OF
                                   ----------
                       XIONICS DOCUMENT TECHNOLOGIES, INC.
                       -----------------------------------

                                TABLE OF CONTENTS
                                -----------------

Article I - General

     Section 1.1.  Offices ................................................
     Section 1.2.  Seal ...................................................
     Section 1.3.  Fiscal Year ............................................

Article II - Stockholders

     Section 2.1.  Place of Meetings ......................................
     Section 2.2.  Annual Meeting .........................................
     Section 2.3.  Special Meeting ........................................
     Section 2.4.  Notice of Meeting ......................................
     Section 2.5.  Quorum and Adjournment .................................
     Section 2.6.  Right to Vote; Proxies .................................
     Section 2.7.  Voting .................................................
     Section 2.8.  Notice of Stockholder Business and Nominations .........
     Section 2.9.  Stockholders' List .....................................
     Section 2.10. No Stockholder Action by Written Consent ...............
     Section 2.11. Inspectors .............................................

Article III - Directors

     Section 3.1.  General Powers .........................................
     Section 3.2.  Qualifications of Directors ............................
     Section 3.3.  Number of Directors; Vacancies .........................
     Section 3.4.  Resignation ............................................
     Section 3.5.  Removal ................................................
     Section 3.6.  Place of Meetings and Books ............................
     Section 3.7.  Executive Committee ....................................
     Section 3.8.  Other Committees .......................................
     Section 3.9.  Powers Denied to Committees ............................
     Section 3.10. Substitute Committee Member ............................
     Section 3.11. Compensation of Directors ..............................
     Section 3.12. Regular Meetings .......................................
     Section 3.13. Special Meetings .......................................

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     Section 3.14. Quorum .................................................
     Section 3.15. Telephonic Participation in Meetings ...................
     Section 3.16. Action by Consent ......................................

Article IV - Officers

     Section 4.1.  Selection; Statutory Officers ..........................
     Section 4.2.  Time of Election .......................................
     Section 4.3.  Additional Officers ....................................
     Section 4.4.  Terms of Office ........................................
     Section 4.5.  Compensation of Officers ...............................
     Section 4.6.  Chairman of the Board ..................................
     Section 4.7.  President ..............................................
     Section 4.8.  Vice-President .........................................
     Section 4.9.  Chief Financial Officer ................................
     Section 4.10. Treasurer ..............................................
     Section 4.11. Secretary ..............................................
     Section 4.12. Assistant Secretary ....................................
     Section 4.13. Assistant Treasurer ....................................
     Section 4.14. Subordinate Officers ...................................
     Section 4.15. Removal ................................................
     Section 4.16. Vacancies ..............................................


Article V - Stock Certificates and Transfers

     Section 5.1.  Stock Certificates .....................................
     Section 5.2.  Lost, Stolen or Destroyed Certificates .................
     Section 5.3.  Dividends ..............................................

Article VI - Miscellaneous Management Provisions

     Section 6.1.  Checks, Drafts and Notes ...............................
     Section 6.2.  Notices ................................................
     Section 6.3.  Conflict of Interest ...................................
     Section 6.4.  Voting of Securities owned by this Corporation .........
     Section 6.5.  Inspection of Books ....................................
     Section 6.6.  Minute Book ............................................

Article VII - Indemnification

     Section 7.1.  Right to Indemnification ...............................
     Section 7.2.  Right of Indemnitee to Bring Suit ......................
     Section 7.3.  Non-Exclusivity of Rights ..............................
     Section 7.4.  Insurance ..............................................

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     Section 7.5.  Indemnification of Employees and Agents of the
                   Corporation ............................................

Article VIII - Amendments..................................................

     Section 8.1.  Amendments .............................................


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                              AMENDED AND RESTATED
                              --------------------
                                   BY-LAWS OF
                                   ----------
                       XIONICS DOCUMENT TECHNOLOGIES, INC.
                       -----------------------------------

                               ARTICLE I - GENERAL
                                           -------

     1.1. OFFICES. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

     1.2. SEAL. The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware".

     1.3. FISCAL YEAR. The fiscal year of the Corporation shall be the period from July 1 through June 30.

                            ARTICLE II - STOCKHOLDERS
                                         ------------

     2.1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the office of the Corporation in Burlington, Massachusetts except such meetings as the Board of Directors expressly determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such other place or places within or without the State of Delaware as the Board of Directors shall have determined and as shall be stated in such notice.

     2.2. ANNUAL MEETING. The annual meeting of stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors and stated in the notice of the meeting, at which they shall elect such members of the Board of Directors as are standing for election at such meeting, as determined by the Corporation's Amended and Restated Certificate of Incorporation, as it may be further amended or amended and restated from time to time ("CERTIFICATE OF INCORPORATION") and shall transact such other business as may properly be brought before the meeting (except as otherwise provided in these by-laws).

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     2.3. SPECIAL MEETING. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends upon liquidation ("Preferred Stock") with respect to such series of Preferred Stock, special meetings of the stockholders for any purpose or purposes may only be called by the Chairman of the Board of Directors, the President, or a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"). Only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

     2.4. NOTICE OF MEETING. Written notice of any meeting of the stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

     2.5. QUORUM AND ADJOURNMENT. At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws. The Chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called. The stockholders present at a duly called

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meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.6. RIGHT TO VOTE; PROXIES. Each holder of a share or shares of capital stock of the Corporation having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three (3) years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his authorized officer, director, employee or agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the "Delaware GCL").

     2.7. VOTING. At all meetings of stockholders, except as otherwise expressly provided for by statute, the Certificate of Incorporation or these by-laws, (i) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders and (ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise expressly provided by law, the Certificate of Incorporation or these by-laws, at all meetings of stockholders the voting shall be by voice vote, but any stockholder qualified to vote on the matter in question may demand a stock vote, by shares of stock, upon such question, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by a proxy, it shall also state the name of the proxy.

     2.8. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who

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was a stockholder of record at the time of giving notice provided for in this
By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

     (ii) For nominations for the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely written notice thereof to the Secretary of the Company. To be timely, a notice of nominations or other business to be brought before an annual meeting of stockholders must be delivered to the Secretary not less than 120 and not more than 150 days prior to the first anniversary of the date of the Company's proxy statement delivered to stockholders in connection with the preceding year's annual meeting, or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, or if no proxy statement was delivered to stockholders by the Company in connection with the preceding year's annual meeting, such notice must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (a) 60 days prior to the annual meeting or (b) 10 days following the date on which public announcement of the date of such annual meeting is first made by the Company. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (1) 60 days prior to such meeting or (2) 10 days following the date on which public announcement of the date of such meeting is first made by the Company. Such notice must contain
(A) the name and address of the stockholder delivering the notice (B) a statement with respect to the amount of the Company's stock beneficially and/or legally owned by such stockholder, (C) the nature of any such beneficial ownership of such stock, the beneficial ownership of any such stock legally held by such stockholder but beneficially owned by one or more others, and the length of time for which all such stock has been beneficially and/or legally owned by such stockholder, (D) information about each nominee for election as a director substantially equivalent to that which would be required in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and/or (E) a description of the proposed business to be brought before the meeting, as the case may be, and the reason for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

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     2.9. STOCKHOLDERS' LIST. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and filed either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, at least 10 days before such meeting, and shall at all times during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder for a purpose germane to the meeting.

     2.10. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. From and after the closing (or first closing) of the initial registered public offering of securities of the Company (the "IPO Closing"), unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     2.11. INSPECTORS. The Board of Directors by resolutions shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act as the meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting

                             ARTICLE III - DIRECTORS

         3.1. GENERAL POWERS. In addition to the powers and authority expressly conferred upon them by these by-laws, the board may exercise all such powers of the Corporation and do all such lawful acts and things

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as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     3.2. QUALIFICATIONS OF DIRECTORS. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

     3.3. NUMBER OF DIRECTORS; VACANCIES.
          ------------------------------

     (a) Until the IPO Closing: The size of the Board of Directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Whole Board of Directors or by the stockholders. The Board of Directors shall hold office until the annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Except as the General Corporation Law of Delaware may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director, or by the stockholders.

     (b) Effective from and after the IPO Closing: The number of directors constituting the full Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board of Directors. The Board of Directors shall be divided into three classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office, the term of office of the directors of the first such class to expire as of the first annual meeting of the Corporation's stockholders following the IPO Closing, those of the second class to expire as of the second annual meeting of the Corporation's stockholders following the IPO Closing, and those of the third class as of the third annual meeting of the Corporation's stockholders following the IPO Closing, such that at each annual meeting of stockholders after such IPO Closing, nominees will stand for election for three-year terms to succeed those directors whose terms are to expire as of such meeting. Members of the Board of Directors shall hold office until the annual meeting of stockholders at which their respective successors are elected and qualified or until their earlier death, incapacity, resignation, or removal. Except as the General Corporation Law of Delaware may otherwise require, in the interim between annual meetings

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of stockholders or special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, any vacancies or new directorships in the Board of Directors, including unfilled vacancies or new directorships resulting from the removal of directors for cause or any increase in the number of directors, may be filled only by the vote of a majority of the remaining directors then in office.

     3.4. RESIGNATION. Any director of this Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.5. REMOVAL. Except as may otherwise be provided by the General Corporation Law of Delaware or the Corporation's Certificate of Incorporation, as amended and in effect from time to time, prior to the IPO Closing, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Effective from and after the IPO Closing, subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the then-outstanding shares entitled to vote thereon, voting together as a class.

     3.6. PLACE OF MEETINGS AND BOOKS. The Board of Directors may hold their meetings and keep the books of the Corporation outside The Commonwealth of Massachusetts, at such places as they may from time to time determine.

     3.7. EXECUTIVE COMMITTEE. There may be an executive committee of one or more directors designated by resolution passed by a majority of the whole board. The act of a majority of the members of such committee shall be the act of the committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Company as are provided by law and may authorize the seal of the Corporation to be affixed to all

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papers which may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

     3.8. OTHER COMMITTEES. The Board of Directors may also designate one or more committees in addition to the executive committee, by resolution or resolutions passed by a majority of the whole board; such committee or committees shall consist of one or more directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     3.9. POWERS DENIED TO COMMITTEES. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the Delaware GCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend the by-laws of the Corporation. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware GCL, unless the resolution or resolutions designating such committee expressly so provides.

     3.10. SUBSTITUTE COMMITTEE MEMBER. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such

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absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the board as may be required by the board.

     3.11. COMPENSATION OF DIRECTORS. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated annual fee (some or all of which may be paid in the form of capital stock of the Corporation) as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     3.12. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the Annual Meeting of Stockholders. The Board of Directors may, by resolutions, provide the time and place for the holding of additional regular meetings without other notice than such resolution. Such regular meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

     3.13. SPECIAL MEETINGS. Special meetings of the board may be called by the Chairman of the Board, if any, or the President, on two (2) days notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.

     3.14. QUORUM. At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Certificate of Incorporation, or by these By-Laws. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

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     3.15. TELEPHONIC PARTICIPATION IN MEETINGS. Members of the Board of
Directors or any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     3.16. ACTION BY CONSENT. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the board or committee.

                              ARTICLE IV - OFFICERS
                                           --------

     4.1. SELECTION; STATUTORY OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors. There shall be a President, a Secretary and a Treasurer, and there may be a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

     4.2. TIME OF ELECTION. The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.

     4.3. ADDITIONAL OFFICERS. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     4.4. TERMS OF OFFICE. The officers of the Company shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the stockholders may be removed at any time by the affirmative vote of a majority of the stockholders. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     4.5. COMPENSATION OF OFFICERS. The Board of Directors (or a duly appointed committee of the Board of Directors) shall have power to fix the compensation of all officers of the Corporation.

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     4.6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, otherwise the President, if a director, or such other director as the Board may choose, shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. In the absence of the President, or in the event of the President's inability or refusal to act, the Chairman of the Board shall perform the duties and exercise the powers of the President until such vacancy shall be filled in the manner prescribed by these By-Laws or by law. The Chairman of the Board shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By-Laws.

     4.7. PRESIDENT. Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the Corporation. Unless there is a Chairman of the Board, the President shall preside at all meetings of directors and stockholders. Under the supervision of the Board of Directors and of the executive committee, the President shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors and of the executive committee to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Corporation. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him from time to time by the Board of Directors or the executive committee.

     4.8. VICE-PRESIDENTS. The Vice-Presidents shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the executive committee or by the President. The Board of Directors or the executive committee may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the board and of the executive committee.

     4.9. CHIEF FINANCIAL OFFICER. The Chief Financial Officer (if any) shall be a Vice President and act in an executive financial capacity. He shall assist the Chairman of the Board and the President in the general supervision of the Corporations financial policies and affairs.

     4.10. TREASURER. The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors or the executive committee, or the officers or agents to whom the Board of Directors or the executive committee may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. He may sign all receipts and vouchers for the payments made to the Corporation. He shall render an account of his transactions to the Board of Directors or to the executive committee as often as the board or the committee shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Corporation. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors and of the executive committee. He shall when requested, pursuant to vote of the Board of Directors or the executive committee, give a bond to the Corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Corporation.

     4.11. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; and shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors or the executive committee, the Secretary shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of capital stock of the Corporation. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or the executive committee may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors and of the executive committee.

     4.12. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     4.13. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     4.14. SUBORDINATE OFFICERS. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

     4.15. REMOVAL. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board or the President may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

     4.16. VACANCIES. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation, or removal may be filled by the Chairman of the Board or the President.

                  ARTICLE V - STOCK CERTIFICATES AND TRANSFERS
                              --------------------------------

     5.1. STOCK CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Company by, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     5.2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     5.3. DIVIDENDS.
          ---------

     (a) POWER TO DECLARE. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in promissory notes or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the laws of Delaware.

     (b) RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                ARTICLE VI - MISCELLANEOUS MANAGEMENT PROVISIONS
                             -----------------------------------

     6.1. CHECKS, DRAFTS AND NOTES. All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer or officers, agent or agents as the Board of Directors may designate.

     6.2. NOTICES.
          -------

     (a) Whenever, under the provisions of these By-Laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice may also be given personally.

     (b) Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation of the Corporation of the Corporation or of these by-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     6.3. CONFLICT OF INTEREST. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     6.4. VOTING OF SECURITIES OWNED BY THIS CORPORATION. Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other Corporation and owned or controlled by this Corporation may be voted in person at any meeting of security holders of such other corporation by the President of this Corporation if he is present at such meeting, or in his absence by the Treasurer of this Corporation if he is present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other Corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

     6.5. INSPECTION OF BOOKS. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

     6.6. MINUTE BOOK. The original, or attested copies, of the Certificate of Incorporation, By-Laws and records of all meetings of incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept at the principal office of the Corporation or at an office of its transfer agent or of the Secretary or any Assistant Secretary or of its resident agent or of its legal counsel. Such copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders or other information for the purpose of selling the same or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, or a stockholder, relative to the affairs of the Corporation.

                          ARTICLE VII - INDEMNIFICATION
                                        ---------------

     7.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article VII, the "Delaware Law"), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this
Article VII or otherwise.

        7.2. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 7.1 hereof is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this
Article VII or otherwise shall be on the Corporation.

     7.3. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation,

By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     7.4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VII or under the Delaware Law.

     7.5. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.


                            ARTICLE VIII - AMENDMENTS
                                           ----------

     8.1. AMENDMENTS. Subject always to any limitations imposed by the Corporation's Certificate of Incorporation, these By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, only by (i) the affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3%) of the outstanding voting stock of the Corporation (in addition to any separate class vote that may be required pursuant to the terms of any then outstanding preferred stock of the Corporation), or (ii) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the full Board of Directors.